UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                December 7, 1999
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                Date of Report: (Date of earliest event reported)

                            Integrity Holdings, Ltd.
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               (Exact Name of Registrant as Specified in Charter)

          Nevada                                       84-1424647
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(State or Other Jurisdiction     (Commission          (IRS Employer
       of incorporation)          File Number)         Identification No.)

Camden Lock, South Dock Road, Dublin 4 Ireland
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(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code: 011-353-1-6677727
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                                Table of Contents

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                                       8-K

Item 2.........................................................................3
Item 7.........................................................................4


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Item 2. Acquisition of Assets.

      This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those associated with the ability of the combined company to achieve the anticipated benefits of the merger involving Integrity Holdings, Ltd., a Nevada corporation ("Integrity"), and Jyris Limited. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about Integrity and risks arising when investing in Integrity, investors are directed to Integrity's most recent report on Form 10-SB/A1 as filed with the Securities and Exchange Commission (the "SEC").

      On December 7, 1999, Jyris Limited, an Irish corporation, ("Jyris") was merged into Integrity pursuant to a Share Sale and Purchase Agreement (the "Agreement"). The terms of the Agreement were determined through a series of arms-length negotiations between officers and representatives of Integrity and Jyris's representatives and Board of Directors. In determining those terms, Integrity considered, among other factors, (i) the historical revenues and operations of Jyris; (ii) the synergies between Jyris's operations and products and Integrity's own operations and products; (iii) the technology of Jyris; (iv) Jyris's customer base; and (v) the potential contribution of Mr. Peter Nagle, to Integrity's business.

      The merger of Jyris with and into Integrity became effective on December 7, 1999 (the "Effective Time"). At the Effective Time, (i) Jyris became a wholly owned subsidiary of Integrity; and (ii) each share of Jyris Common Stock, par value $0.10 per share ("Jyris Authorized and Issued Shares"), outstanding immediately prior to the Effective Time was converted into the right to receive one (1) share of Common Stock, $0.01 par value per share, of Integrity ("Integrity Common Stock").

      The former stockholders of Jyris are receiving an aggregate of approximately 15,912,660 shares of Integrity Common Stock pursuant to the Agreement. The merger is expected to be accounted for as a pooling of interests.

      As part of the Agreement, the four major shareholders of Jyris (Bushell Investments Inc., Binghamton Services Ltd., Kielduff Investments Limited and Peter D Nagle) entered into restrictive covenants as described in paragraph 7 of the Agreement, attached as exhibit 2.0. Peter Nagle is the brother of Paul Nagle, who, at the time of the merger, was Chief Executive Officer and a Director of Integrity.

      Jyris provides software products and consulting services to the construction and stationary distribution industries. It also provides lease brokering services to its customers for the financing of IT solutions. Jyris's suite of products run on NT and UNIX operating systems. It is headquartered in 2 Twyford Place, Lincolns Inn, Cressex, High Wycombe, HP12 3RE, England and has six other offices in the United Kingdom, Ireland and South Africa.

      Jyris's assets consist of cash, receivables, property and equipment, purchased software products and other tangible and intangible assets. Jyris's liabilities consist primarily of debt, trade payables and other accruals.

      On December 8, 1999, Integrity issued a press release relating to the transaction, which is attached hereto as Exhibit 99.

      The information contained in the Agreement and the press release are incorporated herein by reference.


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Item 7. Financial Statements, Pro Forma
        Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

      It is impractical for Integrity to provide the required financial statements for the business acquired at the time of filing of this report, but Integrity will file such required financial statements by amendment as soon as practicable, but not later than 60 days after the date of this report.

      (b) Pro Forma Financial Information.

      It is impractical for Integrity to provide the required pro forma financial information for Integrity and Jyris together at the time of filing of this report, but Integrity will file such required pro forma financial information by amendment as soon as practicable, but not later than 60 days after the date of this report.

      (c) Exhibits

      The following exhibits are filed with this Form 8-K and/or incorporated by reference as set forth below:

      Exhibit 2. Share Sale and Purchase Agreement, dated as of December 7, 1999, by and among Integrity Holdings, Ltd. and the shareholders of Jyris Limited.

      Exhibit 99. Press Release dated December 8, 1999.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Integrity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Integrity Holdings, Ltd.


Dated: December 22, 1999                By: /s/ Paul Carroll
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                                            Paul Carroll
                                            Chief Financial Officer


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